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                                                                      Exhibit 10
                                October 15, 1997


The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, DE 19809


          RE: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 48 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)

Ladies and Gentlemen:

                   We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 48 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized 100,000,000 shares of Class VV Common Stock, $.001 par value per share, and 100,000,000 shares of Class WW Common Stock, $.001 par value per share, to be issued and sold by the Company (collectively, the "Shares"). Classes VV and WW are the Institutional and Investor Classes, respectively, of the new Boston Partners Bond Fund. The Amendment seeks to register an indefinite number of Shares.

                   We have the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors and such other legal and factual matters as we deem appropriate.

                   This opinion is based exclusively on the laws of Maryland and the federal law of the United States of America. We have relied on an opinion of Venable, Baetjer and Howard, LLP, special Maryland counsel to the Company, insofar as our opinion relates to matters arising under the laws of the State of Maryland.

                   Based upon the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus and in accordance with the Company's Articles of Incorporation for not less than $.001 per share, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

                   We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 48 to the Company's Registration Statement.


                                            Very truly yours,


                                            /S/ DRINKER BIDDLE & REATH LLP
                                            DRINKER BIDDLE & REATH LLP